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                                 EXHIBIT 23.3





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-3 of Take-Two Interactive Software, Inc. of our report dated April 17, l998, relating to our audit of the balance sheet of BMG Interactive Italy as of June 30, 1997, and related statements of operations, divisional deficit, and cash flows for each of the two yars in the period ended June 30, 1997, which is included in Form 8-K/A filed on June 1, 1998.


                                                               REVISA & CO. KG
                                                        Dr. Mansjorg Verdorfor

Bozen
April 17, 1998



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